                                                                   EXHIBIT 10.13


                      SCHEDULE A - ADDENDUM II FOR ITEM 1A
              to Agreement # 060100 (UAFC and Alicomp/Infocrossing)
                         PRICING AND PRICING COMPONENTS

The Fees of Schedule A - Addendum II herein will be paid in accordance with Paragraphs 2, 16, and 17 of Agreement #060100 (UAFC and Alicomp/Infocrossing).

Effective January 1, 2005, a new "Baseline Fee" shall reflect UAFC's current utilization of approximately 10,616 minutes and 476.68 Gigabytes of DASD at $166,667 per month. Overage and pass through charges, if any, will be made on the mid-month invoices once utilization data is available for the previous month.

Agreement #060100 between UAFC and Alicomp/Infocrossing shall be extended through and including December 31, 2008. The new run rate for the Production System is anticipated to be approximately $2.0 MILLION PER YEAR or $166,667 PER MONTH, but will be based on actual calculation for the next four years EFFECTIVE JANUARY 1, 2005 AND ENDING ON DECEMBER 31, 2008.

      PRICING COMPONENTS INCLUDED IN FIXED MONTHLY FEE:

      - CPU - an IBM CMOS 9672-RC6 processor with appropriate cache and channels. In the event of a processor upgrade, the rate per CPU minute shall be normalized to be the equivalent of the current rate.

      - A 10% overage growth rate will be included for each of the first two years, and any excess overage will be calculated as follows:

CPU minutes                                   YEAR 1                  YEARS 2 THROUGH 4
                                         1/1/05 - 12/31/05            1/1/06 - 12/31/08
Current Base + overage              10,616 CPU minutes             10,616
With 10% to 20% cushion             11,678 CPU minutes             12,739
                                    ($2M/12/11,678)                ($2M/12/12,739)
Rate per CPU minute                 $14.27 per CPU minute          $13.08 per CPU minute

DASD                                          YEAR 1                  YEARS 2 THROUGH 4
                                         1/1/05 - 12/31/05            1/1/06 - 12/31/08
Current Base + overage              476.679                        476.679
With 10% to 20% cushion             476.679 + 10% = 524.39 Gigs    476.679 + 20% = 572.02
Any additional overage billed at    $100 per Gig per month         $100 per Gig per month

      - Ancillary services such as out of scope software, postage and consumables, (i.e. tape media) are not included in the above.

UAFC agrees to provide Alicomp/Infocrossing with a six-month written notice in the event UAFC elects to terminate for convenience its contract with Alicomp/Infocrossing. Additionally, there will be fees paid, not as a penalty, but as liquidated damages, for Termination for Convenience as follows:

If termination occurs in 2005                       6 months of current fees
If termination occurs in 2006                       4 months of current fees
If termination occurs in 2007                       2 months of current fees
If termination occurs in 2008                       1 month of current fees

Alicomp/Infocrossing shall perform Annual SAS 70 reviews.

Alicomp/Infocrossing will provide Technical Consulting Services to UAFC, as requested, for the purpose of converting CAPSIL VSE to an MVS platform. Cost to be determined at the time conversion is planned.

THE TERMS AND CONDITIONS OF THE ORIGINAL SCHEDULE A SHALL CONTINUE IN FULL FORCE AND EFFECT EXCEPT AS EXPRESSLY MODIFIED HEREIN. IF THERE IS ANY AMBIGUITY BETWEEN THE TERMS OF SCHEDULE A AND THIS ADDENDUM FOR ITEM 1A, THE TERMS OF THIS ADDENDUM SHALL GOVERN.

ALICOMP                                   Universal American Financial Corp.

BY:                                       BY:
   -----------------------------------       -----------------------------------
                 Arthur Kurek

Date                                       Date:
    ----------------------------------          --------------------------------

Infocrossing Inc.                         Alico Services Corporation

BY:                                       BY
   -----------------------------------       -----------------------------------
                   Bob Wallach

Date                                      Date
    ----------------------------------          --------------------------------